UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2007

The Small Business Company

(Exact name of registrant as specified in its charter)

Delaware	000-52184	55-0808106

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

674 Via de La Valle, Solana Beach, CA	92075

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On February 12, 2007, we entered into two separate Stock Purchase Agreements with (i) A.S. Austin Company, a Nevada corporation whereby we agreed to sell 140,000 shares of our common stock at a purchase price of $0.25 per share for an aggregate purchase price of $35,00 and (ii) Heather Austin whereby we agreed to sell 40,000 shares of our common stock at a purchase price of $0.25 per share for an aggregate purchase price of $10,000. We granted each purchaser “piggyback” registration rights under their respective Stock Purchase Agreement.. Each of A.S. Austin Company and Heather Austin is an accredited investor as defined under Regulation D of the Securities Act of 1933, as amended. Each issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement dated as of February 12, 2007 by and between A.S. Austin Company, a Nevada corporation and The Small Business Company, a Delaware corporation.
10.2	Stock Purchase Agreement dated as of February 12, 2007 by and between Heather Austin, an individual, and The Small Business Company, a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SMALL BUSINESS COMPANY
(Registrant)

Date: February 13, 2007	By:	/s/ Stuart Schreiber,
Stuart Schreiber, Chief Executive Officer